                                                                    Exhibit p(2)

                          DOMINI SOCIAL INVESTMENTS LLC
                                 (THE "ADVISER")

                          DSIL INVESTMENT SERVICES LLC
                               (THE "DISTRIBUTOR")

                                 CODE OF ETHICS

                              REVISED MARCH 1, 2000
                     AS AMENDED AND RESTATED JANUARY 1, 2003
                       AND FURTHER REVISED JANUARY 1, 2004

         This Code of Ethics is intended to (a) minimize conflicts of interest, and even the appearance of conflicts of interest, between the personnel of the
Adviser and the Distributor and their respective clients in the securities markets and (b) effect compliance with applicable securities laws.

         Each of the Adviser and the Distributor depends upon a high level of public and client confidence for its success. That confidence can be maintained only if the employees of the Adviser and the Distributor observe the highest standards of ethical behavior in the performance of their duties. This Code (as it may be amended or modified from time to time) is intended to inform all employees of the Adviser and the Distributor of certain standards of conduct which they are expected to observe.

         It is not possible to provide a precise, comprehensive definition of a conflict of interest. However, one factor which is common to all conflict of interest situations is the possibility that an employee's actions or decisions will be affected because of an actual or potential divergence between his or her personal interests and those of the Adviser or the Distributor, as applicable, or its clients. A particular activity or situation may be found to involve a conflict of interest even though it does not result in any financial loss to the
Adviser or the Distributor, as applicable, or its clients and regardless of the motivation of the employee involved. In all cases, if a conflict situation arises between an employee and the Adviser or the Distributor, as applicable, or its clients, the interest of the Adviser or the Distributor, as applicable, or its client shall prevail.

         This Code also addresses the possibility that personnel may, by virtue of their positions with the Adviser or the Distributor, as applicable, be afforded opportunities to participate in certain investment opportunities that are not generally available to the investing public. Accepting such opportunities would tend to compromise the independent judgment personnel are expected to exercise for the benefit of clients and is therefore unacceptable.

         This Code is intended to help address these concerns in a systematic way. However, it is important that personnel go beyond the letter of this Code and remain sensitive to the need to avoid improper conflicts of interest, or even the appearance of such conflicts of interest, that are not expressly addressed by this Code.

         This Code shall be administered by the Review Person and the Deputy
Review Persons. Elizabeth Belanger is hereby named the "Review Person" and shall serve in such capacity until the Adviser's Manager and the Distributor's Manager designate a successor Review Person. Adam Kanzer and Carole Laible are hereby named the "Deputy Review Persons" and shall serve in such capacity until the
Adviser's Manager and the Distributor's Manager designate successor Deputy
Review Persons. The Deputy Review Persons shall be responsible for administering the Code (including preclearance of trades and review of transaction reports)
for the Review Person.

1.       SCOPE OF THIS CODE.

         (a)      PERSONS COVERED. This Code applies to each employee, manager, and officer of the Adviser or the Distributor and each person described in clauses (iii) and (iv) of the definition of
                  Access Person set forth below.

                  An "Access Person" is (i) any employee, manager, or officer of the Adviser, (ii) any employee, manager, or officer of the
                  Distributor who, in the ordinary course of business, makes, participates in, or obtains information regarding, the
                  purchase or sale of Covered Securities by a Fund (as defined below) for which the Distributor acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities, (iii) any employee of any company in a control relationship to the Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of
                  Covered Securities by a Fund or any other client of the
                  Adviser, or whose functions relate to the making of any
                  recommendations with respect to such purchases or sales, and
                  (iv) any natural person in a control relationship with the
                  Adviser who obtains information concerning the recommendations made by the Adviser with regard to the purchase or sale of
                  Covered Securities. All full-time employees of the Adviser and/or the Distributor shall be considered Access Persons
                  unless advised, in writing, to the contrary by the Review
                  Person.

                  A "Fund" is an investment company registered under the
                  Investment Company Act of 1940, as amended (the "1940 Act")
                  for which the Adviser provides investment advisory services or for which the Distributor provides distribution services, as applicable.

         (b)      DEFINITION OF SECURITIES. As used in this Code, the term
                  "securities" means all types of securities as defined in
                  Section 2(a)(36) of the 1940 Act, and includes all types of debt, equity, and other securities, including, among other things, common and preferred stocks, bonds, mutual fund
                  shares, money market instruments, debentures, notes, limited partnership interests, warrants, depositary receipts, options, and other derivative securities. THIS CODE DOES NOT APPLY TO
                  SAVINGS, CHECKING, NOW, OR MONEY MARKET ACCOUNTS WITH BANKS,
                  SAVINGS AND LOAN ASSOCIATIONS, CREDIT UNIONS, OR SIMILAR
                  INSTITUTIONS.

                  DEFINITION OF COVERED SECURITY. As used in this code "Covered
                  Security" means any security, including shares of the Funds and any mutual fund that invests all or a portion of its
                  assets in shares of a Fund ("Related Funds"), except for the following types of securities: (i) direct obligations of the government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, and high
                  quality short-term debt instruments, including repurchase
                  agreements, and (iii) shares issued by open-end investment companies registered under the 1940 Act other than shares of
                  Related Funds. A direct obligation of the government of the
                  United States includes any security issued or guaranteed as to principal or interest by the government of the United States or by any agency or instrumentality of the government of the
                  United States.

                  A "Security Held or to be Acquired" by a Fund means (i) any
                  Covered Security which, within the most recent 15 days (A) is or has been held by the Fund or (B) is being or has been
                  considered by the Fund or the Adviser for purchase by the Fund and (ii) any option to purchase or sell, and any security
                  convertible into or exchangeable for, a Covered Security
                  described in the preceding clause (i).

         (c)      BENEFICIAL OWNERSHIP. For purposes of this Code, "beneficial ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of
                  1934, and the rules and regulations thereunder. Accordingly, a person shall have "beneficial ownership" of any security if he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in the
                  security. A person has a pecuniary interest in a security if he or she has the opportunity, directly or indirectly, to
                  profit or share in any profit from a transaction in the
                  subject security. A person may have an indirect pecuniary
                  interest in a security if, among other things:

                  (i)      the security is held by a member of that person's
                           immediate family sharing the same household;

                  (ii)     the person is a general partner and the security is
                           held by the general partnership or limited
                           partnership;

                  (iii)    the person's interest in such security is held by a
                           trust; or

                  (iv)     the person has a right to acquire such security
                           through the exercise or conversion of any derivative
                           security, whether or not presently exercisable.

         (d)      TYPES OF TRANSACTIONS COVERED. This Code applies to all types of transactions in securities, including purchases, sales, exchanges, redemptions, short sales, donations, and gifts.

2.       PROHIBITED SECURITIES TRANSACTIONS.

         (a)      UNLAWFUL ACTIONS. No person to whom this Code applies shall, in connection with the purchase or sale, directly or
                  indirectly, by such person of a Security Held or to be
                  Acquired by a Fund or of shares of a Related Fund:

                  (i)      employ any device, scheme, or artifice to defraud a
                           Fund;

                  (ii)     make any untrue statement of a material fact to a
                           Fund or omit to state to the Fund a material fact
                           necessary in order to make the statements made, in
                           light of the circumstances under which they are made,
                           not misleading;

                  (iii)    engage in any act, practice, or course of business
                           which would operate as a fraud or deceit upon a Fund;
                           or

                  (iv)     engage in any manipulative practice with respect to a
                           Fund including, without limitation, any purchase or
                           exchange in a Related Fund and subsequent redemption
                           or exchange out of the same Fund within a short
                           period of time in order to profit from short-term
                           market movements.

         (b)      RESTRICTED SECURITIES. Monthly, the Review Person will
                  circulate to each Access Person a list of all issuers that during the month will be reviewed or evaluated by the Adviser or KLD Research & Analytics, Inc. for addition to, or removal from, the Domini 400 Social Index.SM The securities of each issuer on that list will be considered "Restricted Securities"
                  until the circulation by the Review Person of a subsequent monthly list that does not include such issuer.

         (c)      RESTRICTIONS. No Access Person shall:

                  (i)      effect any transaction in any security that is a
                           Restricted Security at the time such transaction is
                           effected;

                  (ii)     purchase or otherwise acquire any security that
                           reasonably appears to have been offered or made
                           available to such an Access Person by virtue of his
                           or her position with the Adviser or the Distributor,
                           as applicable, and is not generally available to the
                           investing public;

                  (iii)    profit from the purchase and sale, or sale and
                           purchase, of the same or equivalent securities within
                           60 calendar days.

         (d)      EXCEPTIONS. The restrictions set forth in Sections 2(c),
                  5(a)(iii), and 5(a)(iv) of this Code shall not apply to the following:

                  (i)      transactions in shares of any open-end investment
                           companies (open-end mutual funds) that are registered
                           under the 1940 Act, other than Related Funds;

                  (ii)     purchases made pursuant to an automatic dividend
                           reinvestment plan and purchases, exchanges or
                           redemptions of Related Fund shares made by means of
                           an automatic investment plan or a systematic
                           withdrawal plan;

                  (iii)    receipts of stock dividends, stock splits, or similar
                           distributions;

                  (iv)     transfers that are gifts or donations, provided that
                           the donee represents in writing that he or she has no
                           present intention of selling the securities;

                  (v)      transactions for the sole account and benefit of
                           other persons to whom an Access Person has a
                           fiduciary relationship apart from the Adviser or the
                           Distributor, as applicable;

                  (vi)     transactions effected on behalf of an Access Person
                           that are beyond his or her reasonable control;

                  (vii)    purchases made upon the exercise of rights
                           distributed by an issuer on a pro rata basis to all
                           holders of a class of its securities, and sales of
                           any such rights so acquired within one year;

                  (viii)   the receipt by an Access Person of securities as
                           compensation for, or in connection with, his or her
                           employment or the exercise by an Access Person of an
                           option or warrant received by such Access Person as
                           compensation for, or in connection with, his or her
                           employment;

                  (ix)     transactions that receive prior written approval of
                           the Review Person, on the grounds that they are
                           unlikely to have any adverse effect on the Adviser or
                           the Distributor, as applicable, or its respective
                           clients, involve no apparent impropriety, and appear
                           to be consistent with applicable securities laws; and

                  (x)      in extremely limited circumstances, transactions that
                           are otherwise prohibited under Section 2(c)(iii) that
                           receive the prior written approval of the Review
                           Person due to significant personal hardship of the
                           Access Person arising from a family emergency or
                           similar circumstance, provided that any profit from
                           such transaction be disgorged.

3.       MISUSE OF INSIDE INFORMATION.

         (a)      DEFINITION OF INSIDE INFORMATION. For purposes of this Code,
                  "Inside Information" means any information obtained by a
                  person to whom this Code applies that such person knows, or in the exercise of reasonable care should know, is (i) not
                  available to the investing public generally and (ii) material to a decision to effect a transaction in a security.

         (b)      BAN ON TRADING. No person to whom this Code applies shall
                  effect any transaction in, directly or indirectly, any
                  security on the basis of any Inside Information. This
                  restriction is NOT subject to the exceptions set forth in
                  Sections 2(d), 4(b), or 5(b).

         (c)      BAN ON RELEASE OR DISCLOSURE. No person to whom this Code
                  applies shall release or disclose Inside Information to any person outside of the Adviser or the Distributor except that such person:

                  (i)      may release to authorized representatives of a client
                           Inside Information to which that client is entitled;

                  (ii)     may release Inside Information to the Adviser's or
                           the Distributor's lawyers, accountants, and
                           consultants as appropriate in the conduct of the
                           Adviser's or the Distributor's affairs;

                  (iii)    may release Inside Information to regulatory
                           officials and other persons as required by law; and

                  (iv)     may release Inside Information in accordance with the
                           policies established by the Adviser's Manager or the
                           Distributor's Manager, as applicable and the
                           instructions of the Review Person.

4.       REPORTING.

         (a)      REPORTING REQUIREMENTS. Each Access Person shall (unless
                  excepted under Section 4(b)) provide information to the Review
                  Person as set forth below:

                  (i)      Initial Holdings Reports and Instructions. Not later
                           than 10 days after the person becomes an Access
                           Person:

                           (A)      the Access Person shall provide the title,
                                    the number of shares, and the principal
                                    amount of each Covered Security in which the
                                    Access Person had any direct or indirect
                                    beneficial ownership when the person became
                                    an Access Person;

                           (B)      the Access Person shall provide the name of
                                    any broker, dealer, bank, mutual fund, or
                                    similar financial institution with whom the
                                    Access Person maintained an account in which
                                    any securities were held for the direct or
                                    indirect benefit of the Access Person as of
                                    the date the person became an Access Person
                                    and shall direct any such financial
                                    institution to supply to the Review Person
                                    on a timely basis, duplicate confirmations
                                    of all personal securities transactions and
                                    duplicate periodic statements for all such
                                    accounts; and

                           (C)      the Access Person shall provide the date
                                    that the report is signed and submitted by
                                    the Access Person.

                  (ii)     Quarterly Transaction Reports. Not later than 10 days
                           after the end of each calendar quarter, the following
                           information must be provided:

                           (A)      Subject to the exception provided in
                                    paragraph (D) below, with respect to any
                                    transaction during the quarter in a Covered
                                    Security in which the Access Person had any
                                    direct or indirect beneficial ownership the
                                    Access Person shall provide:

                                    o       the date of the transaction, the
                                            title, the interest rate and
                                            maturity date (if applicable), the
                                            number of shares, and the principal
                                            amount of each Covered Security
                                            involved;

                                    o       the nature of the transaction (i.e.,
                                            purchase, sale, or any other type of
                                            acquisition or disposition);

                                    o       the price of the Covered Security at
                                            which the transaction was effected;

                                    o       the name of the broker, dealer,

                                            bank, mutual fund, or similar
                                            financial institution with or
                                            through which the transaction was
                                            effected; and

                                    o       the date that the report is signed
                                            and submitted by the Access Person.

                           (B)      With respect to any account established by
                                    the Access Person in which any securities
                                    were held during the quarter for the direct
                                    or indirect benefit of the Access Person,
                                    the Access Person:

                                    o       shall provide the name of the
                                            broker, dealer, bank, mutual fund,
                                            or similar financial institution
                                            with whom the Access Person
                                            established the account;

                                    o       shall provide the date that the
                                            account was established;

                                    o       shall direct any such financial
                                            institution to supply to the Review
                                            Person on a timely basis, duplicate
                                            confirmations of all personal
                                            securities transactions and
                                            duplicate periodic statements for
                                            all such accounts; and

                                    o       shall provide the date that the
                                            report is signed and submitted by
                                            the Access Person.

                           (C)      In the event that no reportable transactions
                                    occurred during the quarter and no accounts
                                    were established during the quarter, the
                                    report should be so noted and returned
                                    signed and dated.

                           (D)      In the event that all reportable
                                    transactions have been effected through the
                                    accounts previously reported to the Adviser
                                    for which the Adviser receives duplicate
                                    confirmations and periodic statements, the
                                    Access Person may so certify the report and
                                    return it signed and dated, without
                                    providing the specific transaction
                                    information required under paragraph (A)
                                    above.

                  (iii)    Annual Holdings Reports. Not later than each January
                           31, the following information (which information must
                           be current as of the immediately preceding December
                           31):

                           o        the title, number of shares, and principal
                                    amount of each Covered Security in which the
                                    Access Person had any direct or indirect
                                    beneficial ownership;

                           o        the name of any broker, dealer, bank, mutual
                                    fund, or similar financial institution with
                                    whom the Access Person maintains an account
                                    in which any securities are held for the
                                    direct or indirect benefit of the Access
                                    Person; and

                           o        the date on which the report is signed and
                                    submitted by the Access Person.

         (B)      EXCEPTIONS TO REPORTING REQUIREMENTS. The following are the exceptions to the reporting requirements outlined in Section
                  4(a):

                  (i)      A person need not make any report under Section 4(a)
                           with respect to transactions effected for, and
                           Covered Securities held in, any account over which
                           the person has no direct influence or control.

                  (ii)     A person need not report an account with a financial
                           institution if the account does not allow any trading
                           in Covered Securities (for example, a mutual fund
                           account, other than a Related Fund account, held
                           directly with the fund sponsor).

         (C)      CERTIFICATION. Each person to whom this Code applies shall certify to the Review Person in writing that (i) he or she has read and understands this Code, (ii) he or she understands that he or she is subject to this Code, (iii) he or she has complied with the requirements of this Code, and (iv) if such person is an Access Person, he or she has disclosed or
                  reported all securities transactions required to be disclosed or reported under this Code, such certification to be given at the following times: (A) in the case of persons who are
                  subject to this Code on the date hereof, within 30 days after the adoption

                  of this Code; (B) in the case of persons who become subject to this Code after the date hereof, no later than 10 days after such person becomes subject to this Code; and (C) in all
                  cases, once every calendar year on or before January 31st.

5.      PRECLEARANCE OF CERTAIN SECURITIES TRANSACTIONS.

         (a)      PRECLEARANCE REQUIREMENTS. No Access Person shall:

                  (i)      acquire, directly or indirectly, beneficial ownership
                           in any securities (including Restricted Securities)
                           in an initial public offering;

                  (ii)     acquire, directly or indirectly, beneficial ownership
                           in any securities (including Restricted Securities)
                           in a private placement transaction;

                  (iii)    sell or exchange shares of a Related Fund at a loss
                           after holding such shares less than 60 days; or

                  (iv)     effect any transaction (other than those transactions
                           described in clauses (i), (ii), and (iii) above) in
                           any security;

                  unless, in each case, the transaction has been approved by the
                  Review Person not more than 72 hours prior to initiation of the transaction (and such approval has not been rescinded).

         (b)      EXCEPTIONS TO PRECLEARANCE REQUIREMENTS.

                  (i)      Sections 5(a)(iii) and 5(a)(iv) shall not apply to
                           any transaction that is exempt under Section 2(d);

                  (ii)     Section 5(a)(iv) shall not apply to the following:

                           (A)      any transactions in securities listed on a
                                    national securities exchange of a company
                                    having a total market capitalization (at the
                                    time of the transaction or, if such
                                    information is not available, according to
                                    the company's most recent published annual
                                    or quarterly financial statements) of not
                                    less than $5 billion;

                           (B)      transactions in the debt instruments issued
                                    or guaranteed by a state or local
                                    government;

                           (C)      transactions in debt instruments issued or
                                    guaranteed by the United States government,
                                    quasi United States government agency, or
                                    instrumentality of the United States;

                           (D)      total purchases and sales of up to $25,000
                                    of securities listed on a national
                                    securities exchange within any rolling six
                                    month period; or

                           (E)      transactions in municipal fund securities
                                    that are issued for a qualified tuition
                                    program under Internal Revenue Code Section
                                    529 (a 529 college savings plan).

6.       ADDITIONAL RESTRICTIONS.

         (a)      GIFTS. No person to whom this Code applies shall accept any gift or gratuity from any person or business entity that does business with the Adviser or the Distributor, provided this restriction does not apply to:

                  (i)      any gifts or gratuities received in any 90-day period
                           from any one person or business entity, or several
                           related persons or business entities, having an
                           aggregate fair market value of not more than $150;

                  (ii)     travel, lodging, entertainment, food, and beverages
                           provided in connection with a business or
                           professional meeting or function; and

                  (iii)    goods and services, such as investment research
                           reports and newsletters, that are used in the conduct
                           of the business of the Adviser or the Distributor, as
                           applicable.

         (b)      SERVICE AS A DIRECTOR OF A PUBLICLY TRADED COMPANY. No person to whom this Code applies shall serve as a director of a
                  company that files or is required to file with the Securities and Exchange Commission periodic reports under Section 13 or
                  Section 15(d) of the Securities Exchange Act of 1934 (such as
                  10-Ks, 10-Qs, and 8-Ks) without the prior approval of the
                  Review Person.

         (c)      OUTSIDE BUSINESS ACTIVITY. All personnel of the Adviser and the Distributor shall receive prior approval from the Review
                  Person, or in his or her absence from a Deputy Review Person, before engaging in any business activity outside the scope of their employment relationship with the Adviser or the
                  Distributor for which compensation is received. Records of outside business activity of such persons, including evidence of pre-approval of such activity and annual certifications by such persons of their adherence to this written policy, shall be maintained by the Review Person.

7.       REVIEW BY THE REVIEW PERSON.

         (a)      REVIEW OF REPORTS. The Review Person shall review all of the reports delivered under Section 4 to determine whether a
                  violation of this Code may have occurred. Before making a
                  determination that a violation has occurred, the Review
                  Officer shall give such person who may have committed

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                  such violation an opportunity to supply additional information regarding the transaction in question.

         (b)      FACTORS TO BE CONSIDERED. In reviewing proposed transactions and other matters submitted for preclearance or approval under this Code, the Review Person shall consider whether such
                  transactions or matters involve or are likely to involve: (i)
                  violations of this Code or applicable securities laws; (ii)
                  improper use of Inside Information; or (iii) an investment opportunity that should be reserved for the Adviser or the
                  Distributor, as applicable, or its clients.

         (c)      APPROVAL SUBJECT TO CONDITIONS. The Review Person may grant approval of proposed transactions and other matters submitted for preclearance or approval under this Code subject to such conditions as the Review Person may impose to protect the
                  interests of the Adviser and the Distributor and their
                  respective clients, including, among other things, requiring that an Access Person who is authorized to acquire securities in a private placement disclose that investment when he or she plays a part in a review or analysis of the issuer of the
                  securities.

         (d)      DEPUTY REVIEW PERSON MAY ACT WHEN REVIEW PERSON IS
                  UNAVAILABLE. In the event the Review Person is unavailable to review any report or proposed transaction or other matter
                  under this Code and it is unlikely that the Review Person will become available in sufficient time to review the report in a timely manner or for the transaction or other matter to
                  proceed without material hardship, a Deputy Review Person may review such report or perform all functions of the Review
                  Person under the Code with respect to such transaction or
                  other matter. Nonetheless, a Deputy Review Person may defer review of any report or transaction or other matter until the
                  Review Person is available to conduct such review.

8.       SANCTIONS. Any violations of this Code will be reported to and subject to review by the Adviser's Manager or the Distributor's Manager, as
         applicable.

         (a)      If the applicable Manager determines that a violation of this
                  Code has occurred, the Review Person may impose such sanctions as is deemed appropriate, including, among other things:

                  (i)      a letter of censure;

                  (ii)     forfeiture of any profit made or loss avoided from a
                           transaction in violation of this Code; or

                  (iii)    suspension or termination of employment.

         (b)      Any person subject to any sanctions imposed by the Review
                  Person under this Code shall be entitled, upon request made within 60 days of the imposition of such sanctions, to a
                  complete review of the matter by the Adviser's Manager or the
                  Distributor's Manager, as applicable. Pending such a review the

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                  Review Person may impose such interim sanctions as is deemed appropriate to protect the interests of the Adviser or the
                  Distributor, as applicable, until final resolution of the
                  matter.

         (c)      Any violations resulting in sanctions and the sanctions
                  imposed will be reported to:

                  (i)      the Adviser's Manager or the Distributor's Manager,
                           as applicable; and

                  (ii)     (other than with respect to interim sanctions pending
                           review of a matter) the board of directors or
                           trustees of each Fund.

9.       MISCELLANEOUS.

         (a)      ACCESS PERSONS. The Review Person shall identify all Access
                  Persons who are under a duty to make reports under this Code and will inform such persons of such duty. Any failure by the
                  Review Person to notify any person of his or her duties under this Code shall not relieve such person of his or her
                  obligations hereunder.

         (b)      RECORDS. Each of the Adviser and the Distributor shall
                  maintain records in the manner and to the extent set forth below, and shall be available for examination by
                  representatives of the Securities and Exchange Commission:

                  (i)      a copy of this Code and any other code which is, or
                           at any time within the past five years has been, in
                           effect shall be preserved in an easily accessible
                           place;

                  (ii)     a record of any violation of this Code and of any
                           action taken as a result of such violation shall be
                           preserved in an easily accessible place for a period
                           of not less than five years following the end of the
                           fiscal year in which the violation occurs;

                  (iii)    a copy of each report made pursuant to this Code
                           shall be preserved for a period of not less than five
                           years from the end of the fiscal year in which it is
                           made, the first two years in an easily accessible
                           place;

                  (iv)     a list of all persons who are required, or within the
                           past five years have been required, to make reports
                           pursuant to this Code shall be maintained in an
                           easily accessible place; and

                  (v)      record of any decision, and the reasons supporting
                           the decision, to approve the acquisition by an Access
                           Person of securities under Section 5(a) shall be
                           preserved for a period of not less than five years
                           from the end of the fiscal year in which the approval
                           is granted.

         (c)      CONFIDENTIALITY. All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

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